EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Amendment No. 1 (Form S-3 No. 333-49466) and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 2,143,870 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements of Cellegy Pharmaceuticals, Inc, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                       /s/Ernst & Young LLP


Palo Alto, California
January 3, 2001